AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 2003
                                                 REGISTRATION NO. 333-98173
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      -------------------------------------


                               MRO SOFTWARE, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

         MASSACHUSETTS                                       04-2448516
-------------------------------                           ----------------
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                            IDENTIFICATION
                                                               NUMBER)
                                100 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 280-2000
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                       -----------------------------------

                              CRAIG NEWFIELD, ESQ.
                               MRO SOFTWARE, INC.
                                100 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 280-2000
            ---------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                       ----------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, please check the following box. [_]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
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

                               MRO SOFTWARE, INC.

                        1,095,392 SHARES OF COMMON STOCK

The Registrant hereby withdraws from registration, effective at such time as this Post-Effective Amendment is deemed effective, all of those shares of its common stock, par value $.01 per share, registered pursuant to its Registration Statement on Form S-3 (registration number 333-98173) for sale from time to time by certain selling stockholders (as described in such Registration Statement) which have not been sold as of the time of filing of this Post-Effective Amendment; to the Registrant's knowledge, there are 361,634 shares unsold as of the time of filing.

SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bedford, Commonwealth of Massachusetts, on September 23, 2003.

                                 MRO SOFTWARE, INC.

                                 By:         /s/ Norman E. Drapeau, Jr.
                                      ------------------------------------------
                                             Norman E. Drapeau, President
                                             and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                        TITLE                         DATE
       ---------                        -----                         ----

/s/ Norman E. Drapeau, Jr.   President and Chief Executive    September 23, 2003
--------------------------   Officer, and Director
    Norman E. Drapeau, Jr.   (Principal Executive Officer)

/s/ Peter J. Rice            Vice President of Finance and    September 23, 2003
--------------------------   Administration, Chief Financial
   Peter J. Rice             Officer and Treasurer (Principal
                             Financial and Accounting Officer)

           *                 Executive Chairman of the Board  September 23, 2003
--------------------------
    Robert L. Daniels

           *                 Director                         September 23, 2003
--------------------------
    Richard P. Fishman

           *                 Director                         September 23, 2003
--------------------------
    John A. McMullen

           *                 Director                         September 23, 2003
--------------------------
    Stephen B. Sayre

           *                 Director                         September 23, 2003
--------------------------
    Alan L. Stanzler


* By: /s/ Norman E. Drapeau, Jr.
  ------------------------------
Norman E. Drapeau, Jr., Attorney-In-Fact

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